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Exhibit 21 - Subsidiaries of Registrant

The following are wholly owned subsidiaries of iXL Enterprises, Inc., unless otherwise noted:

Company                            Jurisdiction of Incorporation or Organization
----------------------------       ---------------------------------------------
International Holdings, Inc.       Delaware
iVisit, Inc.(1)                    Delaware
iXL Asset Management, LLC(2)       Delaware
iXL Benelux                        The Netherlands
iXL Brasil Ltda.(3)                Brazil
iXL Espana, S.A.                   Spain
iXL Germany, GmbH                  Germany
iXL Hong Kong(4)                   Hong Kong
iXL, Inc.                          Delaware
iXL Japan, K.K.                    Japan
iXL London                         United Kingdom
iXL Ventures Holdings, Inc.        Delaware
iXL Ventures, LP(5)                Delaware
iXL Ventures Fund I, LLC(6)        Delaware
iXL Ventures Fund II, LLC(7)       Delaware
Tessera GmbH(8)                    Germany

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(1)  iVisit, Inc. is a wholly owned subsidiary of iXL Ventures, LP
(2)  iXL Asset Management, LLC is a wholly owned subsidiary of iXL Ventures, LP
(3) iXL Brasilia Ltda. is a wholly owned subsidiary of iXL International Holdings, Inc.
(4) iXL Hong Kong is 99% owned by iXL International Holdings, Inc. and 1% owned by iXL Enterprises, Inc.
(5) iXL Ventures, LP is 99.5% owned by iXL Ventures Holdings, Inc. and 0.5% owned by iXL, Inc.
(6)  iXL Ventures Fund I, LLC is wholly owned by iXL Asset Management, LLC
(7)  iXL Ventures Fund II, LLC is wholly owned by iXL Asset Management, LLC
(8)  Tessera GmbH is wholly owned by iXL Germany, GmbH